UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 9, 2009

Semtech Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road Camarillo, California	93012-8790
(Address of Principal Executive Offices)	(Zip Code)

805-498-2111

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Amendment to Merger Agreement

As previously reported, Semtech Corporation (“Semtech”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sierra Monolithics, Inc. (“Sierra Monolithics”), SMI Merger Corp., a newly-formed wholly-owned subsidiary of Semtech (“Merger Sub”), and Shareholder Representative Services, LLC, on November 18, 2009. Pursuant to the Merger Agreement, Semtech agreed to the merger of Merger Sub with and into Sierra Monolithics, with Sierra Monolithics as the surviving corporation (the “Merger”). The Merger Agreement provided that, among other things, Semtech would, at the closing of the Merger, grant a pool of restricted stock units valued at $20 million, less the value of existing unvested stock options held by former Sierra Monolithics employees that were assumed by Semtech in connection with the Merger.

On December 9, 2009, Semtech, Sierra Monolithics, Merger Sub and Shareholder Representative Services, LLC, entered into a First Amendment to Agreement and Plan of Merger (the “Amendment”). The Amendment modified the Merger Agreement to provide that Semtech would reserve up to approximately 110,000 of the pool of restricted stock units described above for future awards to new employees of the surviving corporation or Semtech who primarily provide services to the surviving corporation.

A copy of the Amendment is filed as Exhibit 10.1 to this Form 8-K and is incorporated by this Item 1.01 by reference. The description of the Amendment set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Amendment set forth in Exhibit 10.1.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On December 9, 2009, Semtech consummated the acquisition (the “Closing”) of all outstanding equity interests of Sierra Monolithics pursuant to the terms of the Merger Agreement and the Amendment and Sierra Monolithics became a wholly-owned subsidiary of Semtech.

Merger Consideration. All outstanding shares of Sierra Monolithics’ common stock and preferred stock, as well as all vested stock options, were converted at the Closing into the right to receive an aggregate of $180 million in cash, subject to certain adjustments including the escrow fund described below. In addition, Semtech assumed the existing unvested stock options of Sierra Monolithics employees valued at approximately $7.0 million and granted restricted stock units valued at approximately $11.3 million to certain former employees of Sierra Monolithics who joined Semtech as employees.

Indemnification and Escrow. The Merger Agreement provides that Semtech will be indemnified for damages it may incur as a result of, among other things, inaccuracies in or breaches of representations, warranties and covenants. In order to satisfy any indemnifiable claims that arise pursuant to the terms of the Merger Agreement, $18 million of the merger consideration was placed into an escrow for twelve months. Any remaining amounts in the escrow fund will be released, subject to pending and unresolved indemnification claims, on the first anniversary of the Closing.

A copy of the Merger Agreement is filed as Exhibit 2.1 to this Form 8-K and is incorporated by this Item 2.01 by reference. The description of the Merger Agreement set forth in this Item 2.01 is not complete and is qualified in its entirety by reference to the text of the Merger Agreement set forth in Exhibit 2.1.

Item 7.01.	Regulation FD Disclosure

On December 9, 2009, Semtech issued a press release announcing that it had consummated the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

On December 11, 2009, Semtech issued a press release announcing that it had granted inducement awards to certain employees of Sierra Monolithics who joined Semtech as employees following the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.2.

The information contained in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 (including Exhibit 99.1 and Exhibit 99.2 hereto) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to this Item 7.01 in such filing.

Item 8.01.	Other Events

In connection with the Merger, the Compensation Committee of the Board of Directors of Semtech (the “Board”) adopted the Semtech Corporation 2009 Long-Term Equity Inducement Plan (the “Inducement Plan”). The objective of the Inducement Plan is to provide incentives to attract, retain, and motivate eligible persons whose potential contributions are important to promote Semtech’s long-term success and the creation of stockholder value, especially as it relates to the surviving corporation. The Inducement Plan is intended to comply with NASDAQ Listing Rule 5635(c)(4), which governs granting certain awards as a material inducement to an individual entering into employment with Semtech. The Inducement Plan was used to grant restricted stock units to certain Sierra Monolithics employees who joined Semtech following the closing of the Merger, and may be used for new hire equity grants with respect to individuals who are hired by the surviving corporation or Semtech primarily to provide services to the surviving corporation, should the Board or Compensation Committee of the Board determine to do so in the future.

A copy of the Inducement Plan is filed as Exhibit 10.2 to this Form 8-K and is incorporated by this Item 8.01 by reference. The description of the Inducement Plan set forth in this Item 8.01 is not complete and is qualified in its entirety by reference to the full text of the Inducement Plan set forth in Exhibit 10.2.

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

As permitted by Item 9.01(a)(4), Semtech will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report not later than 71 calendar days after the date this Current Report must be filed.

(b) Pro Forma Financial Information

As permitted by Item 9.01(b)(2) of Form 8-K, Semtech will, if required, file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report not later than 71 calendar days after the date this Current Report must be filed.

(d) Exhibits

Exhibit 2.1 (*)	Agreement and Plan of Merger, dated November 18, 2009, by and among Semtech Corporation, Sierra Monolithics, Inc., SMI Merger Corp. and Shareholder Representative Services (1)

Exhibit 10.1	First Amendment to Agreement and Plan of Merger dated December 9, 2009

Exhibit 10.2	Semtech Corporation 2009 Long-Term Equity Inducement Plan

Exhibit 99.1	Press Release of Semtech Corporation dated December 9, 2009. (This Exhibit 99.1 is being furnished and shall not be deemed “filed” as set forth in Item 7.01 hereof.)

Exhibit 99.2	Press Release of Semtech Corporation dated December 11, 2009. (This Exhibit 99.2 is being furnished and shall not be deemed “filed” as set forth in Item 7.01 hereof.)

The information contained in Exhibit 99.1 and Exhibit 99.2 hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Exhibit 99.1 and Exhibit 99.2 hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to Exhibit 99.1 in such filing.

*	Certain confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment. Omitted portions have been filed separately with the Securities and Exchange Commission.
(1)	Certain exhibits and schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Semtech will furnish copies of any of the exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2009	SEMTECH CORPORATION

	By:	/S/ EMEKA CHUKWU
Emeka Chukwu
Chief Financial Officer